UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2022

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38068	88-3099146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Patriot Drive, Suite A Middletown, Delaware	19709
(Address of principal executive offices)	(Zip Code)

(302) 274-8744

(Registrant’s telephone number, including area code)

Zymeworks Delaware Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZYME	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

Completion of Redomicile Transactions

Effective as of 12:01 a.m. (Pacific Time) on October 13, 2022 (the “Effective Date”), Zymeworks Inc., a Delaware corporation formerly known as Zymeworks Delaware Inc. (“we,” “us,” “our” or the “Company”), became the ultimate parent company of Zymeworks Inc., a corporation existing under the laws of the Province of British Columbia and to be renamed as Zymeworks BC Inc. (“Zymeworks Canada”), pursuant to a statutory plan of arrangement under Section 288 of the Business Corporations Act (British Columbia) (the “Plan of Arrangement”) as part of Zymeworks Canada’s previously announced intention to complete the redomicile transactions (the “Redomicile Transactions”).

The Redomicile Transactions were completed in accordance with the Restated and Amended Transaction Agreement (the “Transaction Agreement”), dated August 18, 2022, by and among the Company, Zymeworks Canada, Zymeworks CallCo ULC, an unlimited liability company existing under the laws of the Province of British Columbia and a direct, wholly-owned subsidiary of the Company (“Callco”), and Zymeworks ExchangeCo Ltd., a company existing under the laws of the Province of British Columbia and a direct, wholly-owned subsidiary of Callco (“ExchangeCo”).

On the Effective Date, pursuant to the Plan of Arrangement and in accordance with the Transaction Agreement:

(a)

holders of common shares of Zymeworks Canada (the “Zymeworks Canada Shares”, and the holders thereof, the “Zymeworks Canada Shareholders”) who did not make an election for the purposes of (b) below received shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), on a one-for-one basis;

(b)

Zymeworks Canada Shareholders who are residents of Canada (“Eligible Holders”), received either (i) shares of Common Stock on a one-for-one basis, or (ii) at their election and subject to applicable eligibility criteria, exchangeable shares in the capital of ExchangeCo (the “Exchangeable Shares” and recipients thereof, the “Exchangeable Shareholders”), on a one-for-one basis, or a mix of Exchangeable Shares and Common Stock (in such aggregate number that is equal to the number of Zymeworks Canada Shares exchanged for them) (a “Mixed Election”);

(c)

the Company, Callco and ExchangeCo entered into an Exchangeable Share Support Agreement (the “Support Agreement”), which requires, among other things, that the Company issue shares of Common Stock as consideration when the holder calls for Exchangeable Shares to be retracted by ExchangeCo, when ExchangeCo redeems Exchangeable Shares from the holder, or when Callco purchases Exchangeable Shares from the Exchangeable Shareholder under Callco’s overriding call rights;

(d)

the Company, ExchangeCo, Callco and Computershare Trust Company of Canada, a trust company existing under the laws of Canada (the “Share Trustee”) entered into a Voting and Exchange Trust Agreement (the “Trust Agreement”), whereby the Share Trustee was issued one share of Company preferred stock, par value $0.00001 per share, which has certain variable voting rights in proportion to the number of Exchangeable Shares outstanding (the “Special Voting Preferred Stock”), enabling the Share Trustee to exercise voting rights for the benefit of the Exchangeable Shareholders;

(e)

the term “Change of Control” as defined in the Inducement Stock Option and Equity Compensation Plan and the Amended and Restated Stock Option and Equity Compensation Plan was deemed to be amended to include any transaction, plan, scheme, reorganization or arrangement whereby the Company acquires, directly or indirectly, greater than 50% of the Zymeworks Canada Shares, such that the Company is a successor to Zymeworks under such plans;

(f)

Zymeworks Canada assigned to the Company, and the Company assumed, all of Zymeworks Canada’s rights and obligations under the Inducement Stock Option and Equity Compensation Plan, the Amended and Restated Stock Option and Equity Compensation Plan, the Second Amended and Restated Employee Stock Option Plan and the Amended and Restated Employee Stock Purchase Plan (collectively, the “Zymeworks Incentive Plans”), and such plans became Company incentive plans, and each equity incentive award of Zymeworks Canada (each, a “Zymeworks Incentive Award” and the holders thereof, the “Zymeworks Incentive Awardholders”) outstanding immediately prior to the Effective Date was assumed by the Company and deemed exchanged for an award identical to such Zymeworks Incentive Award in all material respects (except such award covers shares of Common Stock instead of Zymeworks Canada Shares); and

(g)

Zymeworks Canada assigned to the Company, and the Company assumed, all of Zymeworks Canada’s rights and obligations under the pre-funded warrants to purchase Zymeworks Canada Shares (the “Zymeworks Warrants”, and the holders thereof, the “Zymeworks Warrantholders”) in accordance with the provisions regarding “Fundamental Transactions” (as that term is defined in the Zymeworks Warrants), and the Zymeworks Warrantholders are entitled to receive Common Stock (instead of Zymeworks Canada Shares) upon exercise of the Zymeworks Warrants in accordance with the terms of the Zymeworks Warrants.

As previously reported in a Current Report on Form 8-K filed by Zymeworks Canada on October 11, 2022, the Redomicile Transactions were submitted to a vote at a special meeting of Zymeworks securityholders (the “Special Meeting”) on October 7, 2022, and approved by the affirmative vote of at least two-thirds of the votes cast at the Special Meeting, in person or by proxy, by both (i) Zymeworks Canada Shareholders, Zymeworks Warrantholders and Zymeworks Incentive Awardholders, voting together as a single class, and (ii) Zymeworks Canada Shareholders, voting separately. In addition, on October 12, 2022, the Redomicile Transactions were approved by the Supreme Court of British Columbia.

Immediately prior to the Effective Date, there were (i) 61,699,387 Zymeworks Canada Shares issued and outstanding and (ii) 1,000 shares of Common Stock issued and outstanding. On the Effective Date, 60,274,854 shares of Common Stock and 1,424,533 Exchangeable Shares were issued to former Zymeworks Canada Shareholders in connection with the consummation of the Plan of Arrangement. As of the Effective Date, there are 60,275,854 shares of Common Stock outstanding.

Following the completion of the Redomicile Transactions on the Effective Date, the stockholders of the Company are the same persons who were Zymeworks Canada Shareholders immediately prior to the Redomicile Transactions (other than holders of Exchangeable Shares prior to exchanging them for Common Stock) and the Company has become the direct or indirect owner of all of the assets and liabilities of Zymeworks Canada.

The issuance of Common Stock pursuant to the Redomicile Transactions was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-4 (File No. 333-266160) filed by the Company, which was declared effective by the Securities and Exchange Commission (the “SEC”) on September 2, 2022, and the related registration statement filed on October 7, 2022 pursuant to Rule 462(b) of the General Rules and Regulations under the Securities Act. For additional information regarding the Redomicile Transactions, please refer to the proxy statement/prospectus filed with the SEC by the Company on September 2, 2022, pursuant to Rule 424(b)(3) under the Securities Act (the “Proxy Statement/Prospectus”).

Prior to the Redomicile Transactions, Zymeworks Canada Shares were listed on the NYSE and registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company is the successor issuer to Zymeworks Canada pursuant to Rule 12g-3(a) under the Exchange Act, and the Common Stock is therefore deemed to be registered under Section 12(b) of the Exchange Act. The Company hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

Zymeworks Canada Shares were suspended from trading on the NYSE following the close of trading on October 12, 2022, and Zymeworks Canada has requested that the NYSE file with the SEC Forms 25 to remove from listing on the NYSE and registration under Section 12(b) of the Exchange Act both the Zymeworks Canada Shares and the preferred share purchase rights related to Zymeworks Canada’s Preferred Shares Rights Agreement between Zymeworks Canada and Computershare Trust Company, N.A., as rights agent, dated June 9, 2022 (the “Zymeworks Canada Rights Agreement”). The Common Stock is expected to begin trading on the NYSE at the start of trading on October 13, 2022, and will trade under the symbol “ZYME”, which is the same symbol under which Zymeworks Canada Shares previously traded. The CUSIP number for the Common Stock is 98985Y 108.

ITEM 1.01	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Indemnification Agreements

Effective as of the Effective Date, the Company entered into indemnification agreements (the “Indemnification Agreements”) with the Company’s directors and executive officers. With specified exceptions, these Indemnification Agreements provide for indemnification against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by any of these individuals in any action, suit or proceeding, to the fullest extent permitted by applicable law.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Support Agreement

On the Effective Date, the Company, Callco and ExchangeCo entered into the Support Agreement, which requires, among other things, that the Company issue shares of Common Stock as consideration when the holder calls for Exchangeable Shares to be retracted by ExchangeCo, when ExchangeCo redeems Exchangeable Shares from the holder, or when Callco purchases Exchangeable Shares from the Exchangeable Shareholder under Callco’s overriding call rights.

A description of the Support Agreement is included in the Proxy Statement/Prospectus under the heading “Description of the Exchangeable Shares and Related Agreements — Support Agreement” and is incorporated herein by reference. The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement filed as Exhibit 2.3 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Trust Agreement

On the Effective Date, the Company, ExchangeCo, Callco and the Share Trustee entered into the Trust Agreement, whereby the Share Trustee was issued one share of Special Voting Preferred Stock, enabling the Share Trustee to exercise voting rights for the benefit of the Exchangeable Shareholders.

A description of the treatment of the Trust Agreement is included in the Proxy Statement/Prospectus under the heading “Description of the Exchangeable Shares and Related Agreements — Trust Agreement” and is incorporated herein by reference. The foregoing description of the Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the Trust Agreement filed as Exhibit 2.4 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Rights Agreement

On October 12, 2022, the Company and Computershare Trust Company, N.A., as rights agent, entered into the Preferred Stock Rights Agreement (the “Rights Agreement”). Under the Rights Agreement, in connection with the consummation of the Redomicile Transactions, the Company’s board of directors (the “Board”) authorized and declared a dividend distribution of one right (each, a “Right”) for each share of Common Stock outstanding at 12:01 a.m. (Pacific Time) on October 13, 2022 (the “Record Date”) and for each share of Common Stock that becomes outstanding, including any shares of Common Stock issued in connection with the Redomicile Transactions and as consideration for the Exchangeable Shares, as applicable, between the Record Date and the earlier of the Distribution Date (as described below) and the expiration of the Rights. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Participating Preferred Stock, par value $0.00001 per share, of the Company (“Preferred Stock”) at an exercise price of $74.00 per one one-thousandth of a share of Preferred Stock (the “Exercise Price”), subject to adjustment. The complete terms of the Rights are set forth in the Rights Agreement.

The Board adopted the Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group that acquires 10 percent or more (or 20 percent or more in the case of certain institutional investors who report their holdings on Schedule 13G) of the shares of Common Stock without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, amalgamation, arrangement, take-over bid, tender or exchange offer or other business combination involving the Company that is not approved by the Board. However, neither the Rights Agreement nor the Rights should interfere with any merger, amalgamation, arrangement, take-over bid, tender or exchange offer or other business combination approved by the Board.

The terms of the Rights Agreement are substantively similar in all material respects to the terms of the Zymeworks Canada Rights Agreement, which agreement will expire at the Close of Business (as defined in the Zymeworks Canada Rights Agreement) on October 13, 2022.

The following is a summary of the terms of the Rights Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which is attached as Exhibit 4.2 and is incorporated herein by reference into this Item 1.01. Reference is made to the information in Item 5.03 of this Current Report on Form 8-K and Exhibit 99.1, each of which is incorporated herein by reference.

Distribution and Transfer of Rights; Rights Certificates:

The Board has declared a dividend of one Right for each outstanding share of Common Stock. Prior to the Distribution Date referred to below:

•  the Rights will be evidenced by and trade with the certificates for the Common Stock (or, with respect to any uncertificated Common Stock registered in book entry form, by notation in book entry), and no separate rights certificates will be distributed;

•  new Common Stock certificates issued after the Record Date will contain a legend incorporating the Rights Agreement by reference (for uncertificated Common Stock registered in book entry form, this legend will be contained in a notation in book entry); and

•  the surrender for transfer of any certificates for Common Stock (or the surrender for transfer of any uncertificated Common Stock registered in book entry form) will also constitute the transfer of the Rights associated with such Common Stock.

Rights will accompany any new shares of Common Stock that are issued after the Record Date and prior to the Distribution Date referred to below, including any shares of Common Stock issued in connection with the Redomicile Transactions or related Exchangeable Shares.

Distribution Date:	Subject to the terms of the Rights Agreement, generally speaking the Rights will separate from the Common Stock and become exercisable following (1) the 10th business day (or such later date as may be determined by the Board) after the public announcement that a person or group of affiliated or associated persons (such person or group, an “Acquiring Person”) has acquired beneficial ownership of 10 percent or more (or 20 percent or more in the case of certain institutional investors who report their holdings on Schedule 13G) of the Common Stock or (2) the 10th business day (or such later date as may be determined by the Board) after a person or group announces a tender or exchange offer that would result in ownership by a person or group of 10 percent or more (or 20 percent or more in the case of certain institutional investors who report their holdings on Schedule 13G) of the Common Stock. For purposes of the Rights Agreement, beneficial ownership is defined to include the ownership of derivative securities. All share calculations will be made in accordance with the terms of the Rights Agreement.

The date on which the Rights separate from the Common Stock and become exercisable is referred to as the “Distribution Date.”

After the Distribution Date, the Company will send Rights certificates to the Company’s stockholders as of the close of business on the Distribution Date and the Rights will become transferable apart from the Common Stock. Thereafter, such Rights certificates alone will represent the Rights.

Preferred Stock Purchasable Upon Exercise of Rights:

After the Distribution Date, each Right will entitle the holder to purchase, for the Exercise Price, one one-thousandth of a share of Preferred Stock having economic and other terms similar to that of one share of Common Stock. This portion of a share of Preferred Stock is intended to give the stockholder approximately the same dividend, voting and liquidation rights as would one share of Common Stock, and should approximate the value of one share of Common Stock.

More specifically, each one one-thousandth of a share of Preferred Stock, if issued, will:

•  not be redeemable;

•  entitle holders to quarterly dividend payments of $0.001 per one one-thousandth of a share of Preferred Stock, or an amount equal to the dividend paid on one share of Common Stock, whichever is greater;

•  entitle holders upon liquidation either to receive $1 per one one-thousandth of a share of Preferred Stock or an amount equal to the payment made on one share of Common Stock, whichever is greater;

•  have the same voting power as one share of Common Stock; and

•  entitle holders to a payment per one one-thousandth of a share of Preferred Stock equal to the payment made on one share of Common Stock if the Common Stock is exchanged via merger, consolidation, amalgamation, arrangement or a similar transaction.

Flip-In Trigger:

If an Acquiring Person obtains beneficial ownership of 10 percent or more (or 20 percent or more in the case of certain institutional investors who report their holdings on Schedule 13G) of the Common Stock, then each Right will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a then-current market value of twice the Exercise Price. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by the Company, as further described below.

Following the occurrence of an event set forth in the preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will be void.

Flip-Over Trigger:	If, after an Acquiring Person obtains 10 percent or more (or 20 percent or more in the case of certain institutional investors who report their holdings on Schedule 13G) of the Common Stock, (1) the Company merges into, amalgamates with or is otherwise combined with another entity, (2) an acquiring entity merges into, amalgamates with or is otherwise combined with the Company or (3) the Company sells or transfers more than 50 percent of its assets, cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of common stock of the person engaging in the transaction having a then-current market value of twice the Exercise Price.

Redemption of the Rights:	The Rights will be redeemable at the Company’s option for $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board) at any time on or prior to the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person has acquired beneficial ownership of 10 percent or more (or 20 percent or more in the case of certain institutional investors who report their holdings on Schedule 13G) of the Common Stock. Immediately upon the action of the Board ordering redemption, the Rights will terminate and the only right of the holders of the Rights will be to receive the $0.001 redemption price. The redemption price will be adjusted if the Company undertakes a stock dividend or a stock split.

Exchange Provision:	At any time after the date on which an Acquiring Person beneficially owns 10 percent or more (or 20 percent or more in the case of certain institutional investors who report their holdings on Schedule 13G) of the Common Stock and prior to the acquisition by the Acquiring Person of 50 percent of the Common Stock, the Board may exchange the Rights (except for Rights that have previously been voided as set forth above), in whole or in part, for Common Stock at an exchange ratio of one share of Common Stock per Right (subject to adjustment). In certain circumstances, the Company may elect to exchange the Rights for cash or other securities of the Company having a value approximately equal to one share of Common Stock.

Expiration of the Rights:	The Rights expire on the earliest of (1) 5:00 p.m., New York City time, on June 8, 2023 (unless such date is extended) or (2) the redemption or exchange of the Rights as described above.

Amendment of Terms of the Rights Agreement and Rights:	The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the holders of the Rights on or prior to the Distribution Date. Thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the holders of Rights in order to (1) cure any ambiguities, (2) shorten or lengthen any time period pursuant to the Rights Agreement or (3) make changes that do not adversely affect the interests of holders of the Rights.

Voting Rights; Other Stockholder Rights:	The Rights will not have any voting rights. Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company.

Anti-Dilution Provisions:

The Board may adjust the Exercise Price, the number of shares of Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Stock or Common Stock.

With certain exceptions, no adjustments to the Exercise Price will be made until the cumulative adjustments amount to at least one percent of the Exercise Price. No fractional shares of Preferred Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the current market price of the Preferred Stock.

Taxes:	The distribution of Rights should not be taxable for federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, stockholders may recognize taxable income.

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

ITEM 3.02	Unregistered Sales of Equity Securities.

The issuance of the Exchangeable Shares on the Effective Date in connection with the consummation of the Plan of Arrangement was not registered under the Securities Act or the securities laws of any state of the United States, but such shares were issued in reliance upon the exemption from registration under the Securities Act provided by Section 3(a)(10) of the Securities Act. Section 3(a)(10) of the Securities Act exempts the issuance of securities in exchange for one or more bona fide outstanding securities, where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange will have the right to appear, by any court expressly authorized by law to grant such approval. The SEC has provided that the term “any court” in Section 3(a)(10) of the Securities Act includes a foreign court. As described above in the Introductory Note, the Supreme Court of British Columbia issued a final order approving the Plan of Arrangement on October 12, 2022.

The issuance of one share of Special Voting Preferred Stock on the Effective Date in connection with the consummation of the Plan of Arrangement was not registered under the Securities Act or the securities laws of any state of the United States, but such share was issued to the Share Trustee in a private placement in reliance upon the exemption from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

ITEM 3.03	Material Modification to Rights of Security Holders.

In connection with the consummation of the Redomicile Transactions, the Company changed its name to “Zymeworks Inc.” and amended and restated its certificate of incorporation and bylaws. Reference is made to the information in Item 5.03 of this Current Report on Form 8-K and Exhibit 99.1, each of which is incorporated herein by reference. The summary of the material terms of the amended and restated certificate of incorporation and amended and restated bylaws of the Company are described under the heading “Comparison of Rights of Zymeworks Shareholders, Exchangeable Shareholders and Parent Stockholders” in the Proxy Statement/Prospectus and are incorporated into this Item 3.03 by reference. Exhibit 99.1 contains a description of the Company’s capital stock, which description is incorporated by reference into this Item 3.03. This summary is qualified in its entirety by reference to the text of the Amended and Restated Certificate (as defined below), Special Voting Certificate of Designations (as defined below), Series B Certificate of Designations (as defined below) and the Bylaws (as defined below), copies of which are attached hereto as Exhibits 3.1, 3.2, 3.3 and 3.4 hereto, respectively, each of which is incorporated herein by reference.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Rights Agreement is incorporated by reference into this Item 3.03.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Officers

In connection with the completion of the Redomicile Transactions and effective as of October 12, 2022, the directors and executive officers of Zymeworks Canada immediately prior to the completion of the Redomicile Transactions became the directors and executive officers of the Company. There are no family relationships among any of the directors or executive officers. In addition, the Company replicated the structure of the committees of the board of directors that previously were in place for Zymeworks Canada. The terms of the Zymeworks Canada director and executive compensation programs, policies and agreements that previously were in place for Zymeworks Canada were unchanged in connection with the Redomicile Transactions. Information regarding outside director compensation is included in the section titled “Item 11. Executive Compensation - Director Compensation” in Zymeworks Canada’s Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on May 2, 2022, and incorporated herein by reference.

Members of the Company’s Board and the Board committees are as set forth in the table below.

Name	Age at 10/13/22	Board	Audit Committee	Compensation Committee	Nominating Committee	Research and Development Committee
Kenneth Galbraith	59	X*
Susan Mahony	58	X	X	X
Kelvin Neu	48	X				X
Troy M. Cox	58	X	X		X
Kenneth Hillan	61	X			X*	X
Hollings C. Renton	75	X		X*
Natalie Sacks	58	X			X	X*
Lota Zoth	62	X	X*	X

*	Chair

The Company adopted an amended and restated certificate of incorporation (the “Amended and Restated Certificate”) that became effective prior to completion of the Redomicile Transactions. The Amended and Restated Certificate provides that each member of the Board be elected to one of three staggered three-year terms. Only one such term expires at each annual meeting of stockholders, with directors serving under the other terms continuing for the remainder of their respective three-year terms. The Company’s current directors are up for re-election as follows:

Class	Name	Term Expires
I	Kenneth Hillan Natalie Sacks Troy M. Cox	Annual Meeting of Stockholders held in 2022
II	Hollings C. Renton Lota Zoth	Annual Meeting of Stockholders held in 2023
III	Susan Mahony Kelvin Neu Kenneth Galbraith	Annual Meeting of Stockholders held in 2024

The following is biographical information for the Company’s directors.

Kenneth Galbraith

Mr. Galbraith is 59 years old and has served as Zymeworks Canada’s Chief Executive Officer and Chair of Zymeworks Canada’s board of directors since January 2022, and has served as Chief Executive Officer of the Company and as a member of the Board since June 30, 2022. Mr. Galbraith previously served as President of Zymeworks Canada from January 2022 to August 2022, and as President of the Company from July 2022 to October 12, 2022. Mr. Galbraith was a Managing Director at Five Corners Capital, Inc., which he founded in 2013. Most recently he served as Executive in Residence at Syncona Limited from April 2021 until January 2022. He served as Chief Executive Officer of Liminal BioSciences Inc. (formerly Prometic Life Sciences Inc.), a publicly held company, from April 2019 to November 2020, continuing as an advisor to that company from November 2020 to February 2021. He also served as Chief Executive Officer of Fairhaven Pharmaceuticals Inc. from June 2017 to April 2019. Mr. Galbraith served as a director of MacroGenics, Inc. from July 2008 until January 2022, and has served as a director of Profound Medical Corp. since January 2017, both of which are publicly held companies. He has also served as a director of several privately held companies. Previously, he joined Ventures West Capital in 2007 and founded Five Corners Capital Inc. in 2013 to manage the continued operations of the Ventures West Investment Funds. Mr. Galbraith has over 30 years of experience serving as an executive, director, investor and adviser to companies in the biotechnology, medical device, pharmaceutical and healthcare sectors. Mr. Galbraith received his B.Comm. from the University of British Columbia. Mr. Galbraith resides in Cambridge, United Kingdom.

Based on Mr. Galbraith’s depth of experience in the biotechnology industry, ranging from executive officer to director roles, the Board believes Mr. Galbraith has the appropriate set of skills to serve as a member of our Board.

Susan Mahony

Dr. Mahony is 58 years old and has served as a member of Zymeworks Canada’s board of directors since June 2019 and as a member of the Board since October 12, 2022. Dr. Mahony is an executive with over 30 years of experience in pharmaceutical and life sciences companies. Dr. Mahony served as Senior Vice President of Eli Lilly and Company and President of Lilly Oncology from February 2011 until August 2018. She joined Lilly in 2000, holding senior leadership positions in product development, marketing, human resources, and general management. Prior to joining Lilly, Dr. Mahony served in sales and marketing roles in Europe for over a decade for Schering-Plough, Amgen, and Bristol-Myers Squibb. Dr. Mahony has served on the board of directors of Assembly Biosciences, Inc. since December 2017 and on the board of directors of Horizon Therapeutics Public Limited Company since August 2019. She served on the board of directors of Vifor Pharma from May 2019 until August 2022. Dr. Mahony received a B.Sc. and a Ph.D. from Aston University and an M.B.A. from London Business School. Dr. Mahony is a resident of Indiana, USA.

Dr. Mahony’s extensive experience in management at public pharmaceutical companies, together with her experience serving on the board of directors of public and private companies, led to the conclusion of our Board that she should serve as a director due to our business focus and strategy.

Kelvin Neu

Dr. Neu is 48 years old and has served as a member of Zymeworks Canada’s board of directors since March 2020 and as a member of the Board since October 12, 2022. Dr. Neu was a Partner at Baker Bros. Advisors LP, a registered investment adviser, from April 2004 until January 2021. Dr. Neu previously served on the board of directors of IGM Biosciences, Prelude Therapeutics, Idera Pharmaceuticals, Aquinox Pharmaceuticals and XOMA Corporation. Dr. Neu holds an M.D. from the Harvard Medical School-MIT Health Sciences and Technology program, and spent three years in the Immunology Ph.D. program at Stanford University as a Howard Hughes Medical Institute Fellow. Dr. Neu holds an A.B. (summa cum laude) from Princeton University, where he was awarded the Khoury Prize for graduating first in his department of Molecular Biology. Prior to attending Princeton, Dr. Neu served for two and a half years in the military of his native Singapore. Dr. Neu is a resident of Singapore.

We believe that Dr. Neu is qualified to serve on our Board because of his extensive investment and leadership experience, knowledge of our industry, and educational background in biology and biotechnology.

Troy M. Cox

Mr. Cox is 58 years old and has served as a member of Zymeworks Canada’s board of directors since June 2019 and as a member of the Board since October 12, 2022. Mr. Cox served as Chief Executive Officer of Foundation Medicine, Inc. from February 2017 through February 2019, as a member of Foundation Medicine’s board of directors from February 2017 until July 2018, and in the additional role of President of Foundation Medicine from February 2018 until July 2018. Prior to Foundation Medicine, Mr. Cox served as Senior Vice President, Sales & Marketing at Genentech, Inc. from February 2010 until February 2017. Before joining Genentech, Mr. Cox served as President at UCB S.A. Prior to UCB BioPharma, Mr. Cox held senior commercial leadership roles with Sanofi-Aventis and Schering-Plough. Mr. Cox serves on the board of directors of SomaLogic, Inc. and SOPHiA GENETICS SA. Mr. Cox received a B.B.A. in finance from the University of Kentucky and an M.B.A. from the University of Missouri. Mr. Cox is a resident of Florida, USA.

We believe Mr. Cox’s nearly three decades of proven leadership and expertise in the global, strategic and operational aspects of the biopharmaceutical industry qualifies him to serve on our Board.

Kenneth Hillan

Dr. Hillan is 61 years old and has served as a member of Zymeworks Canada’s board of directors since February 2017 and as a member of the Board since October 12, 2022. Dr. Hillan has served as Head of Therapeutics at 23andMe since February 2019. Dr. Hillan served on the board of directors of Achaogen, Inc., a public biopharmaceutical company, from October 2011 until April 2019. Dr. Hillan served as Achaogen’s President and President, R&D from January 2018 to October 2018, as its Chief Executive Officer from October 2011 until December 2017, and as its Chief Medical Officer from April 2011 to July 2014. Prior to joining Achaogen, Dr. Hillan worked at Genentech, Inc., a pharmaceutical company and a member of the Roche Group, from August 1994 to March 2011. Dr. Hillan held progressively senior roles at Genentech, most recently holding the position of Senior Vice President & Head of Roche Product Development, Asia Pacific from April 2010 to March 2011, and was responsible for numerous successful drug approvals and led the medical and scientific strategies for Genentech’s immunology, tissue growth and repair drug portfolio. Dr. Hillan has served on the board of directors of Sangamo Therapeutics, Inc. since September 2020, and served on the board of directors of Relypsa, Inc., a publicly traded biotechnology company that was acquired in September 2016 by Galencia AG for $1.5 billion, from June 2014 to September 2016. Dr. Hillan has an M.B. and a Ch.B. (Bachelor of Medicine and Surgery) degree from the Faculty of Medicine at the University of Glasgow in the United Kingdom. Dr. Hillan is a Fellow of the Royal College of Surgeons, and a Fellow of the Royal College of Pathologists. Dr. Hillan is a resident of California, USA.

We believe that Dr. Hillan’s extensive experience and knowledge in the development of therapeutics and in the biotechnology industry provides the Board with valuable insight and contribution to the Company’s development of genomic medicines.

Hollings C. Renton

Mr. Renton is 75 years old and has served as a member of Zymeworks Canada’s board of directors since February 2017 and as a member of the Board since October 12, 2022. Mr. Renton served as Chief Executive Officer and President of Onyx Pharmaceuticals, Inc. from March 1993 to March 2008 and was the chair of the board of directors of Onyx from June 2000 to March 2008. Onyx was acquired by Amgen Inc. in 2013 for $10.4 billion. Before joining Onyx, Mr. Renton was the President and Chief Operating Officer of Chiron Corporation, a pharmaceutical company, from December 1991 to December 1993. Mr. Renton served in a variety of executive roles at Cetus Corporation from 1983, including as President from 1990 to 1991, Chief Operating Officer from 1987 to 1990 and Chief Financial Officer from 1983 to 1987, prior to its acquisition by Chiron in 1991. Mr. Renton has served on the board of directors of AnaptysBio, Inc. since June 2015. Previously, Mr. Renton served on the boards of four other biopharmaceutical companies: Portola Pharmaceuticals Inc., where he had also been board chairman (March 2010 to July 2020), KYTHERA Biopharmaceuticals, Inc. (December 2014 to October 2015), Affymax, Inc. (June 2009 to November 2014) and Rigel Pharmaceuticals, Inc. (January 2004 to March 2014). Mr. Renton also previously served on the board of Cepheid Inc., a molecular diagnostics company, from March 2000 to November 2016. Mr. Renton received his M.B.A. from the University of Michigan and his B.S. in Mathematics from Colorado State University. Mr. Renton is a resident of California, USA.

Because of Mr. Renton’s extensive experience building successful biotechnology companies and commercializing drug products, we believe he is able to bring valuable insights to our Board.

Natalie Sacks

Dr. Sacks is 58 years old and has served as a member of Zymeworks Canada’s board of directors since August 2017 and as a member of the Board since October 12, 2022. Dr. Sacks is a trained oncologist, and served as the Chief Medical Officer of Harpoon Therapeutics, Inc. from October 2018 until June 2022. She has served as a director on the board of Caribou Biosciences, Inc., a genome editing company, since May 2018 and on the board of STipe Therapeutics since April 2020. Dr. Sacks served as Chief Medical Officer of Aduro Biotech from September 2016 until September 2018. Previously, she was Vice President of Clinical Development at Onyx Pharmaceuticals (acquired by Amgen Inc.), where she played a key role in the development and approval of Kyprolis®, an FDA-approved therapy for the treatment of multiple myeloma. Prior to that, she served as Vice President of Clinical Research for Exelixis where she directed the development of a portfolio of small molecules, including late-stage development of Cometriq™. In addition to her industry experience, Dr. Sacks held a faculty appointment at the University of California, San Francisco, as an assistant clinical professor of medicine in the Division of Hematology/Oncology from 2003 to 2016. She received her

M.D. from the University of Pennsylvania School of Medicine, her M.S. in Biostatistics from Harvard University School of Public Health and her B.A. in Mathematics from Bryn Mawr College. Dr. Sacks is a resident of California, USA.

We believe Dr. Sacks’ is qualified to serve on our Board because of her extensive experience and education background in biology and biotechnology, in addition to her leadership experience as an executive for biotechnology companies.

Lota Zoth

Ms. Zoth is 62 years old and has served as a member of Zymeworks Canada’s board of directors since November 2016 and as a member of the Board since October 12, 2022. Ms. Zoth has served as Lead Independent Director of Zymeworks Canada’s board of directors since January 2022, and served as the Chair of Zymeworks Canada’s board of directors from September 2019 to January 2022. Ms. Zoth is a Certified Public Accountant and has served as Chief Financial Officer, Chief Accounting Officer and Controller for various publicly traded companies, including MedImmune, Inc. and PSINet, Inc., and as a financial executive in various roles at Sodexho Marriott, Marriott International, Pepsi-Cola International and PepsiCo. Ms. Zoth began her career as an auditor with Ernst & Young. Ms. Zoth serves on the boards and audit committees of Nasdaq-listed biopharmaceutical companies Inovio Pharmaceuticals, Inc., Lumos Pharma, Inc. and 89Bio, Inc. Previously, Ms. Zoth served on the boards of six other biopharmaceutical companies (Aeras, Circassia Pharmaceuticals, plc, Hyperion Therapeutics, Inc., Ikaria, Inc. Orexigen Therapeutics, Inc., and Spark Therapeutics, Inc.). Ms. Zoth is a resident of Texas, USA.

We believe Ms. Zoth is qualified to serve on our Board because of her experience as a senior executive and member of the board of other life science companies.

The executive officers of the Company are as set forth in the table below.

Name	Age at 10/13/22	Position(s)
Kenneth Galbraith	59	Chief Executive Officer and Chair of the Board

Neil Klompas	50	President and Chief Operating Officer

Christopher Astle	43	Senior Vice President and Chief Financial Officer

Neil Josephson	61	Chief Medical Officer

Paul Moore	56	Chief Scientific Officer

The following is biographical information for the Company’s executive officers, other than Mr. Galbraith, whose biographical information is included above.

Neil Klompas

Mr. Klompas joined Zymeworks Canada in March 2007 and currently serves as its President and Chief Operating Officer. Mr. Klompas has served as Zymeworks Canada’s President since August 2022 and as its Chief Operating Officer since January 2022. Mr. Klompas has served as the Company’s Chief Operating Officer since June 30, 2022 and as President and Chief Operating Officer since October 12, 2022. Previously, Mr. Klompas served as Zymeworks Canada’s Chief Financial Officer from December 2007 to February 2022 and as Zymeworks Canada’s Executive Vice President, Business Operations from September 2019 until January 2022. Prior to joining Zymeworks, he worked with KPMG LLP in Canada and the United States, most recently (from 2005 to 2007) with KPMG’s Pharmaceuticals, Biotechnology and Medical Device M&A Transaction Services practice in Princeton, New Jersey, where he advised on transactions including mergers, acquisitions, divestitures and strategic alliances. Prior to that, from 2000 to 2005 Mr. Klompas worked with KPMG’s Canadian Biotechnology and Pharmaceuticals practice. Mr. Klompas currently serves on the Board of Liminal BioSciences Inc. (NASDAQ: LMNL). Mr. Klompas is a Chartered Professional Accountant and is a member of Chartered Professional Accountants of British Columbia. Mr. Klompas also holds a degree in Microbiology & Immunology from the University of British Columbia.

Neil Josephson

Dr. Josephson joined Zymeworks Canada in April 2019 and has served as Zymeworks Canada’s Chief Medical Officer since November 2021 and has served as the Company’s Chief Medical Officer since June 30, 2022. Dr. Josephson served as the Company’s Secretary from June 30, 2022 to October 12, 2022. Dr. Josephson served as Zymeworks Canada’s Vice President, Clinical Research from April 2019 until August 2020, as Zymeworks Canada’s Senior Vice President, Clinical Research from August 2020 to November 2021, and as Zymeworks Canada’s interim Chief Medical Officer from May 2021 until November 2021. Prior to joining Zymeworks he was a Vice President in Clinical Development at Seattle Genetics where he worked on multiple early and late-stage programs from 2013-2019, including leading the first line approval of ADCETRIS® in Hodgkin Lymphoma. From 2002-2013 Dr. Josephson was a

full-time faculty member of the Division of Hematology at the University of Washington and the Puget Sound Blood Center, serving as an Associate Professor of Medicine and the Director of Hemophilia Care Program. He completed fellowship training in Hematology and Oncology at the University of Washington and holds an M.D. degree from Columbia University and an A.B. in biology from Dartmouth College.

Christopher Astle

Dr. Astle joined Zymeworks Canada in April 2021 and was promoted to Senior Vice President and Chief Financial Officer in February 2022. Dr. Astle has served as the Company’s Chief Financial Officer since June 30, 2022. He previously served as Zymeworks Canada’s Executive Director, Corporate and Commercial Finance from April 2021 to February 2022. Prior to joining Zymeworks, Dr. Astle worked as a Chief Financial Officer at the CFO Centre in British Columbia, Canada from March 2020 to March 2021, and as Vice President, Finance at Alder BioPharmaceuticals Inc. in Seattle, USA from April 2019 to February 2020. From August 2017 to January 2020, he served as Chief Executive Officer and founder of Think Forwards, a boutique financial consulting firm in London, United Kingdom. Dr. Astle worked at Allergan from 2011 to 2017, including as the Associate Vice President Finance, International Division from July 2016 to July 2017, managing multiple product launches, M&A transactions and restructurings, with a team of 170 across 60 countries. He is a UK Chartered Accountant (ICAS), qualifying at PwC London, UK in Audit & Pharmaceutical Performance Improvement Consulting with audit clients including GSK. He is a board member of two private biotechnology companies, Oak Bay Biosciences (2020-present) and Healome Therapeutics (2021-present). During his time in the United Kingdom, he was the Chair of the 2018 CFO Agenda conference, guest lecturer at the Henley Business School, and judge at the British Accountancy Awards. Dr. Astle holds a PhD in Organic Chemistry from the University of Bristol (UK) and a MChem in Chemistry from the University of Liverpool (UK).

Paul Moore

Dr. Moore has served as Zymeworks Canada’s Chief Scientific Officer since July 2022 and has served as the Company’s Chief Scientific Officer since October 12, 2022. Dr. Moore has more than 25 years of US-based experience in biologics drug discovery and development in biotechnology research. His career efforts have led to the discovery and development of a range of FDA-approved and clinical-stage biologics for patients with difficult-to-treat cancers and autoimmune conditions. Immediately prior to joining Zymeworks Canada, Dr. Moore served as Vice President, Cell Biology and Immunology at MacroGenics, heading a team of approximately 50 researchers focused on developing antibody-based therapeutics, including numerous bispecific antibodies and antibody drug conjugates. Prior to joining MacroGenics, Dr. Moore was Director of Cell Biology at Celera where he oversaw research efforts to develop novel antibody-based therapeutics. He also served as Director of Lead Product Development at Human Genome Sciences, including managing genomic-based target discovery programs that led to the discovery, development, approval, and commercialization of Benlysta (belimumab) for the treatment of systemic lupus erythematosus. Dr. Moore received a Ph.D. in molecular genetics from the University of Glasgow in 1991 and performed post-doctoral work at the Roche Institute of Molecular Biology in Nutley, New Jersey. He has an extensive research record co-authoring over 75 peer-reviewed manuscripts and is a named co-inventor on over 50 issued US patents.

Information regarding the compensation arrangements of the Company’s named executive officers and the Company’s chief financial officer is included in the section titled “Item 11. Executive Compensation - Executive Employment Arrangements and Potential Payments upon Termination or Change in Control” in Zymeworks Canada’s Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on May 2, 2022, and in Zymeworks Canada’s Current Report on Form 8-K, filed with the SEC on February 25, 2022, and which information is incorporated herein by reference.

Incentive Plans

In connection with the completion of the Redomicile Transactions, Zymeworks Canada assigned to the Company, and the Company assumed, all of Zymeworks Canada’s rights and obligations under each of the Zymeworks Incentive Plans and such plans became Company incentive plans, and each Zymeworks Incentive Award outstanding immediately prior to the Effective Date was assumed by the Company and deemed exchanged for an award identical to such Zymeworks Incentive Award in all material respects (except such award covers shares of Common Stock instead of Zymeworks Canada Shares).

On the Effective Date, the term “Change of Control” as defined in the Inducement Stock Option and Equity Compensation Plan and the Amended and Restated Stock Option and Equity Compensation Plan was deemed to be amended to include any transaction, plan, scheme, reorganization or arrangement whereby the Company acquires, directly or indirectly, greater than 50% of the Zymeworks Canada Shares, such that the Company is a successor to Zymeworks under such plans.

A description of the treatment of the Zymeworks Incentive Plans and Zymeworks Incentive Awards is included in the Proxy Statement/Prospectus under the heading “The Redomicile Transactions and the Plan of Arrangement — Effect of the Redomicile Transactions on the Zymeworks Incentive Awards” and is incorporated herein by reference. Such descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Zymeworks Incentive Plans assumed by the Company attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5 hereto, respectively, each of which is incorporated herein by reference.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Redomicile Transactions, the Company filed the Amended and Restated Certificate, effective as of October 12, 2022, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. In addition, the Company adopted the Amended and Restated Bylaws effective as of October 12, 2022, a copy of which is attached hereto as Exhibit 3.4 (the “Bylaws”).

Effective as of October 12, 2022, the Company filed a Certificate of Designations (the “Special Voting Certificate of Designations”) with the Secretary of State of the State of Delaware with respect to the Special Voting Preferred Stock. The Special Voting Preferred Stock consists of one share.

On the Effective Date, one share of Special Voting Preferred Stock was issued to the Share Trustee, as trustee for and on behalf of the holders of the Exchangeable Shares (other than the Company and any affiliated entities of the Company). The holder of the Special Voting Preferred Stock will vote together with the holders of the Common Stock, as a single class (except as otherwise required under applicable law), with respect to all meetings of stockholders of the Company at which the holders of the Common Stock are entitled to vote. The Special Voting Preferred Stock entitles the holder of record to that number of votes equal to the number of Exchangeable Shares outstanding at such time (other than those owned by the Company or any affiliated entity of the Company) multiplied by the Exchangeable Share Exchange Ratio (which ratio is initially one), and in respect of each beneficial owner of the Special Voting Preferred Stock, rounded down to the nearest whole vote (and for which the Share Trustee has received voting instructions from such holders of Exchangeable Shares in accordance with the Trust Agreement).

The holder of the Special Voting Preferred Stock is not entitled to receive any dividends declared and paid by the Company and, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, shall rank senior to the Common Stock, and junior or all other or series of preferred stock of the Company, and is entitled to receive, prior to the holders of the Common Stock, an amount equal to US$1.00. At such time as the share of Special Voting Preferred Stock has no votes attached to it, the Special Voting Preferred Stock shall be automatically cancelled for no consideration.

Effective as of October 12, 2022, the Company also filed a Certificate of Designations of Rights, Preferences and Privileges of Series B Participating Preferred Stock (the “Series B Certificate of Designations”) with the Secretary of State of the State of Delaware. Pursuant to the Series B Certificate of Designations, the Company declared a dividend distribution of one Right for each outstanding share of Common Stock issued in connection with the Redomicile Transactions. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Participating Preferred Stock at an exercise price of $74.00, subject to adjustment.

The summary of the material terms of the Amended and Restated Certificate, Special Voting Certificate of Designations, Series B Certificate of Designations and the Bylaws of the Company are described under the heading “Comparison of Rights of Zymeworks Shareholders, Exchangeable Shareholders and Parent Stockholders” in the Proxy Statement/Prospectus and are incorporated into this Item 5.03 by reference. Exhibit 99.1 contains a description of the Company’s capital stock, which description is incorporated by reference into this Item 5.03.

Such descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated Certificate, Special Voting Certificate of Designations, Series B Certificate of Designations and the Bylaws, copies of which are attached hereto as Exhibits 3.1, 3.2, 3.3 and 3.4 hereto, respectively, each of which is incorporated herein by reference.

ITEM 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 12, 2022, the Company adopted a Code of Business Conduct and Ethics (the “Code”), which applies to all directors, officers and employees of the Company and its subsidiaries. The Code is substantially similar to the code of business conduct and ethics used by Zymeworks Canada prior to the Redomicile Transactions.

The foregoing description is qualified in its entirety by reference to the text of the Code, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference. The Code is available on the Company’s website at www.zymeworks.com. The Company intends to post any amendments to the Code or waivers of the Code for directors and executive officers on the same website.

ITEM 7.01	Regulation FD Disclosure.

On October 13, 2022, Zymeworks Canada filed a material change report with the Canadian securities regulatory authorities regarding the completion of the Redomicile Transactions. A copy of this material change report is furnished as Exhibit 99.3 hereto.

The information provided under this Item (including Exhibit 99.3, attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing

ITEM 8.01	Other Events.

Successor Issuer

In connection with the Redomicile Transactions and by operation of Rule 12g-3(a) promulgated under the Exchange Act, the Company is the successor issuer to Zymeworks Canada and has succeeded to the attributes of Zymeworks Canada as the registrant. The Common Stock is deemed to be registered under Section 12(b) of the Exchange Act, and the Company is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder. The Company hereby reports this succession in accordance with Rule 12g-3(f) promulgated under the Exchange Act.

The description of the Company’s capital stock provided in Exhibit 99.1, which is incorporated by reference herein, modifies and supersedes any prior description of the Company’s capital stock in any registration statement or report filed with the SEC and will be available for incorporation by reference into certain of the Company’s filings with the Commission pursuant to the Securities Act, the Exchange Act, and the rules and forms promulgated thereunder.

Press Release

On October 13, 2022, the Company issued a press release announcing the completion of the Redomicile Transactions. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Restated and Amended Transaction Agreement, dated August 18, 2022, by and among Zymeworks Canada, the Company, Zymeworks Callco ULC and Zymeworks ExchangeCo Ltd. (incorporated by reference to Exhibit 2.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (File No. 333-266160), filed with the SEC on August 19, 2022).

2.2	Plan of Arrangement (incorporated by reference to Exhibit 2.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (File No. 333-266160), filed with the SEC on August 19, 2022).

2.3	Exchangeable Share Support Agreement, dated as of October 13, 2022, by and between the Company, Zymeworks CallCo ULC, and Zymeworks ExchangeCo Ltd.

2.4	Voting and Exchange Trust Agreement, dated as of October 13, 2022, by and between the Company, Zymeworks Callco ULC, Zymeworks ExchangeCo Ltd. and the Share Trustee.

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Certificate of Designations of Special Voting Stock of the Company.

3.3	Certificate of Designations of Series B Participating Preferred Stock of the Company.

3.4	Amended and Restated Bylaws of the Company.

4.1	Specimen common stock certificate of the Company (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (File No. 333-266160), filed with the SEC on August 19, 2022).

4.2	Preferred Stock Rights Agreement, dated October 12, 2022, between the Company and Computershare Trust Company, N.A., as rights agent.

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.73 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (File No. 333-266160), filed with the SEC on August 19, 2022).

10.2	Inducement Stock Option and Equity Compensation Plan of the Company (and forms of agreements thereunder).

10.3	Amended and Restated Stock Option and Equity Compensation Plan of the Company (and forms of agreements thereunder).

10.4	Second Amended and Restated Employee Stock Option Plan of the Company (and forms of agreements thereunder).

10.5	Amended and Restated Employee Stock Purchase Plan of the Company.

14.1	Code of Business Conduct and Ethics.

99.1	Description of Capital Stock.

99.2	Press Release dated October 13, 2022.

99.3	Material Change Report dated October 13, 2022.

104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: October 13, 2022	By:	/s/ Neil A. Klompas
	Name: Title:	Neil A. Klompas President and Chief Operating Officer